Exhibit 10.7

EMPLOYEE STOCK OPTION SCHEME OF MINEFIELDS

COMPUTERS PRIVATE LIMITED

PLAN I

(Scheme of Stock Options for Employees)

Table of Contents

Page no.

•	Part — A

General Information about Company	2-4

•	Part — B

The salient features of the Scheme:-

1.	Introduction	4

2.	Objectives of the Scheme	4

3.	Plan of the Scheme	4

4.	Definitions	4-8

5.	Eligibility of Employees	8

6.	Grant of options and their Vesting	8

7.	Exercise Price	9

8.	Exercise of Option	9

9.	Failure to Exercise Option	9

10.	Terms and Conditions of the Shares	9

11.	Non-Transferability of Options	10

12.	Termination of Relationship as an Employee	10

13.	Administration of the scheme	11-13

14.	Amendment and Termination of the scheme	13

15.	General	13-15

16.	Interpretation of the Scheme and Other aspects	15

17.	Confidentiality	15

18.	Statutory Disclosures	15

19.	Disclosures and Accounting Policies	15

20.	Abridged Financial Information	16-17

Part- A (General Information about Company)

Statement of Risks

All investments in shares or options on shares are subject to risk as the value of shares may go down or go up. In addition, employee stock options are subject to the following additional risks:

1. Concentration: The risk arising out of any fall in value of shares is aggravated if the Employee’s holding is concentrated in the shares of a single company.

2. Leverage: Any change in the value of the Share can lead to a significantly larger change in the value of the Option as an Option amounts to a levered position in the Share.

3. Illiquidity: The Options cannot be transferred to anybody, and therefore the Employees cannot mitigate their risks by selling the whole or part of their Options before they are Exercised.

4. Vesting: The Options will lapse as per the terms of this Scheme if the employment is terminated prior to Vesting. Even after the Options are Vested, the unexercised Options may be forfeited as per the terms of this Scheme if the Employee is terminated for gross misconduct.

1.	Business of the company

Minefields Computers Private Limited (the “Company” or “Minefields”) was incorporated in 2013, with the mission of supporting customers leverage information technology for significant business advantage..

2.	Abridged financial information: Abridged financial information for the period ended March 31, 2014for which audited financial information is available in a format similar to that required under item B(1) of Part II of Schedule II of the Companies Act is annexed to this Scheme.

3.	Risk Factors: Management perception of the risk factors of the Company

Risks and Concerns

1.	Growth management: The Company is implementing its strategy for business growth and revenue expansion across multiple geographies and markets. Given the competitive environment and the challenges of attracting and the challenges of attracting and retaining talent, any inability to manage growth in chosen geographies might have an adverse impact on the Company’s performance.

2.	Macro-economic factors: The Company is engaged with customers in Europe, North America, Asia-Pacific region, and India. Due to the global nature of its operations, the

Company’s performance will be influenced by macro-economic factors such as economic cycles in its various markets and volatility in foreign currency exchange rates.

3.	Potential fluctuations in operating matrices: The Company’s focus is on providing Software Products and Services to Insurance Companies. The Company’s success in delivering healthy operating matrices such as revenue growth, margins expansion, employee and resource productivity, and earnings enhancement is subject to many factors that include the ability to execute projects, win new project orders, and effectively deploy capital and other resources.

4.	Risks related to tax concessions: The Company operate within a sector that enjoys favourable government policies that include tax benefits, and any shift in these policies can have an impact on the Company’s business.

5.	International operations risk: In view of the Company’s proposed operating presence in multiple countries, any inability on part of the Company or its employees to comply with international laws and contractual obligations can have an impact on overall performance. The Company trains its employees on compliance related issues to mitigate such risks.

6.	Client risks: The Company will pursue a strategy of developing strong, in-depth relationships with its clients, thus creating a number of strategic accounts that can then be further grown. At the same time, any shift in customer preferences, priorities, and internal strategies can have an adverse impact on the Company’s operations and outlook.

7.	Technological risks: Minefields will be a player in the higher-end Insurance Products and Services vertical market, where access to intellectual property and capabilities in cutting-edge technology are key enablers of longer term success. Any significant barriers in the Company’s ability to develop and/or align and adapt to new technologies can have an adverse impact on overall operations.

8.	Contract and delivery related disputes: The Company’s operating performance is subject to risks associated with factors that may be beyond its control, such as the termination or modification of contracts and non-fulfillment of contractual obligations by clients due to their own financial difficulties or changed priorities or other reasons. The Company will have mechanisms in place to try and prevent such situations, as well as insurance cover as necessary.

9.	Competition: The Insurance Products and services market is highly competitive, with several players based in India and elsewhere. While the Company will have strong domain expertise, robust delivery capabilities, and significant project experience, there is no guarantee that it will always get the better of competition.

10.	Dependence on key personnel: The Company has one of the best management teams in the industry, which will be a critical enabler of its operating success. Any loss of personnel through attrition or other means may have an impact on the Company’s performance. Minefields does endeavour to have an effective succession plan in place to mitigate this risk.

11.	Risks associated with possible acquisitions: Making well-considered acquisitions is part of the Company’s growth strategy. While all due care and diligence would be undertaken in the process of making an acquisition, the success of that would still depend upon many factors such as complete and thorough integration and assimilation. There is also no guarantee that the acquisitions will deliver business synergies as anticipated prior to the transaction.

4. Continuing disclosure requirement: The Option Holders shall receive copies of all documents that are sent to the members of the Company. This shall include the annual report of the Company as well as notices of meetings and the accompanying explanatory statements.

Part - B (Salient Features of the Scheme)

(1)	INTRODUCTION:

This document sets out the terms and conditions of the scheme under which Options are being granted to the Eligible Employees by the Company (such scheme being referred to herein as “the Scheme”). Please read the Scheme carefully. The contents of this Scheme and any Letter of Grant or other documents related to or arising from or in connection with this Scheme are confidential and it is a term of Grant of Options that any portion of such documents/information should not be discussed with or revealed to others.

(2)	OBJECTIVES OF THE SCHEME:

The purpose of this Scheme is to encourage ownership of the Company’s equity shares by the Eligible Employees on an ongoing basis. The Scheme is intended to benefit the Company by enabling the attraction and retention of the best available talent by enabling them to contribute and share in the growth of the Company.

(3)	PLAN OF THE SCHEME

The Scheme contains the common terms and conditions for all Options granted. The specific parameters unique to each Option Holder such as number of Options granted, Vesting Period, Exercise Period, Exercise Price etc. shall be specified in the Letter of Grant (or any amendment thereto) issued to each such Option Holder to whom Options are granted and this Scheme (as amended or modified, from time to time) shall, be considered as forming an integral part of such Letter of Grant at all times.

(4) DEFINITIONS

In this Scheme, unless the context otherwise requires,

(a)	“Applicable Laws” means the relevant laws in force for the time being (and as amended, modified, re-enacted or substituted from time to time) which govern companies and their securities and those which regulate the stock option schemes of the companies, but without limitation shall particularly include the SEBI ESOS Guidelines, the Income Tax Act, 1961 and

guidelines/notifications/circulars issued thereunder, Companies Act, 1956, the Companies Act, 2013 or any stock exchange regulations including the Listing Agreement with all stock exchanges where the shares of the company are at any time listed. This Scheme is intended to comply with the SEBI ESOS Guidelines and the guidelines issued under the Income-tax Act, 1961, and shall not differ from the provisions of such guidelines save as provided for in the Scheme. Subject to the foregoing, any term or requirement under the said two guidelines not incorporated herein shall be deemed to have been included herein and be applicable and binding on the Company, the Eligible Employees and the Option Holders.

(b)	“Board” means the board of directors of the Company.

(c)	“Company” means Minefields Computers Private Limited having its registered office at Mastek New Development Centre Building, MBP-P-136, Mahape, Navi Mumbai.

(d)	“Compensation Committee” means the committee constituted by the Board from time to time to act as the compensation committee for the purposes of this Scheme, and consisting of majority of Independent Directors.

(e)	“Director” means a member of the Board and includes additional directors or directors appointed to fill casual vacancies, as well as alternate directors.

(f)	“Independent Director” means a Director of the company and /or its subsidiary or holding companies, not being a whole time director and who is neither a promoter nor belongs to the promoter group and who fulfills the criteria to be considered as an independent director under the Companies Act, 2013.

(g)	“Eligible Employee” means an Employee who qualifies for issue of Options under this Scheme, based on the annual appraisal process and who is nominated by the Compensation Committee at its sole discretion as being eligible for issue of Options.

(h)	“Employee” means any person who is

i.	a permanent employee of the Company working in India or outside India; or

ii.	a director of the Company, whether a whole time director or not, who is permitted to receive stock options as per Applicable Law; or

iii.	an employee as defined in sub-clauses (i) or (ii) of subsidiary companies, in India or outside India, or of a holding company of the company; or

iv.	an employee of Mastek Limited and / or its subsidiaries, holding options of Mastek Limited as on the date that the Scheme of Arrangement under Sections 391 to 394 of the Companies Act, 1956, takes effect.

Exclusions:	(A)	Promoters who are Directors or any person or employee who is a Promoter or from the Promoter group; and

(B)	A Director who either by himself or through his relative or through any body corporate, directly or indirectly holds more than 10% of the outstanding equity shares of the company.

(i)	“Exercise” is the act of a written application being made by an Option Holder to the Company along with payment of the applicable Exercise Price together with taxes, for issue of Shares against Options Vested in him/her pursuant to this Scheme.

(j)	“Exercise Period” shall be the time period after Vesting within which the Option Holder should exercise his/her right to apply for Shares against the Option Vested in him/her. In case the Option Holder does not exercise the Options during the Exercise Period, they will lapse and no rights will accrue after that date. The Exercise Period shall be specified in the Letter of Grant to the Option Holder.

(k)	“Exercise Price” means the price payable by the Option Holder for Exercising an Option granted to him/her under this Scheme as may be determined by the Compensation Committee in accordance with Clause 7 of this Scheme.

(l)	“Grant” means the process by which an Eligible Employee is given an Option.

(m)	“Market Price” means the latest available closing price of the Shares on the stock exchanges on which the Shares of the company are listed, prior to the date of the meeting of the Board of Directors/ Compensation Committee in which Options are Granted. If the Shares are listed on more than one stock exchange, then the stock exchange where there is highest trading volume on the said date shall be considered and, the market price shall always be defined as per the provisions of the SEBI ESOS Guidelines in force.

(n)	“Letter of Grant” means the letter issued to a specific Eligible Employee, granting Options to him/her and containing other specific details such as the number of Options granted, Exercise Period, Exercise Price etc., and shall include all amendments or modifications to such terms, from time to time, as notified to such Eligible Employee. The Scheme (as amended or modified, from time to time) shall be considered as and form an integral part of the Letter of Grant.

(o)	“Lock-in Period” shall be such period, commencing from the date of allotment of Shares pursuant to Exercise of Option, for which the Option Holder shall be restricted from transferring or otherwise disposing of such Shares, as may be specified in the Letter of Grant. Unless so specified, there shall not be any Lock-in Period.

(p)	“Option” means a stock option granted pursuant to this Scheme to Eligible Employees, which gives such Eligible Employee the benefit or right (but not an obligation) to apply for and be allotted Equity Shares of the Company at the Exercise Price, during or within the Exercise Period, subject to the requirements of Vesting and subject to and in accordance with the terms and conditions of grant set out in the Letter of Grant and the Scheme, each as amended or modified from time to time.

(q)	“Option Holder” means an Eligible Employee who holds one or more Options granted pursuant to this Scheme.

(r)	“Promoter Group” means:

i.	an immediate relative of the promoter (i.e. spouse of that person, or any parent, brother, sister or child of the person or of the spouse);

ii.	persons whose shareholding is aggregated for the purpose of disclosing in the offer document “shareholding of the promoter group”

(s)	“Promoter” means:

i.	the person or persons who are in over-all control of the Company.

ii.	the person or persons who were instrumental in the formation of the Company or program pursuant to which the shares were offered to the public.

iii.	the person or persons named in the offer document as promoter(s).

Provided that a director or officer of the Company if they are acting as such only in their professional capacity will not be deemed to be a promoter.

(t)	“SEBI” means the Securities and Exchange Board of India.

(u)	“SEBI ESOS Guidelines” means the SEBI (Employee Stock Option Scheme and Employee Stock Purchase Scheme) Guidelines, 1999, as modified, amended, or substituted, from time to time.

(v)	“Shares” mean equity shares and securities convertible into equity shares and shall include American Depository Receipts (ADRs), Global Depository Receipts (GDRs) or other depository receipts representing underlying equity shares or securities convertible into equity shares of the company.

(w)	“Vesting” means the process by which the Option Holder is given the right to apply for Shares of the Company against the Options granted to him in pursuance of this Scheme and the term “Vested” shall have a co-related meaning.

(x)	“Vesting Period” in respect of an Option means the period after which such Option will be considered to have Vested in the Option Holder. The Vesting Period may vary for different Option Holders or Options, as may be determined by the Compensation Committee.

All other expressions unless defined herein shall have the same meaning as have been assigned to them under the Securities and Exchange Board of India Act, 1992 or guidelines issued there under including specifically the SEBI (Issue of Capital and Disclosure Requirements) Regulations, 2009 and the SEBI ESOS Guidelines or the Securities Contracts (Regulation) Act, 1956 or the Companies Act, 1956, or the Companies Act, 2013 or any statutory modification or re-enactment thereof, as the case may be.

(5)	ELIGIBILITY OF EMPLOYEES

Only Employees as defined herein are eligible under this Scheme. List of Employees who are recommended for Options will be presented to the Compensation Committee by the management. The list will be drawn based on the overall ratings obtained by the Employees in their annual appraisal process. The list would also cover senior management personnel who have newly joined the Company. Subject to this, the Compensation Committee shall, at its sole discretion, determine which Employee or category of Employees shall be eligible for Grant of Options and the terms of Grant thereof.

(6)	GRANT OF OPTIONS AND THEIR VESTING

a)	The maximum number of Options that may be granted under this Scheme is up to 80,00,000 provided that all Options that have lapsed (including those having lapsed by way of forfeiture) shall be added back to the number of Options that are available for Grant.

b)	The Compensation Committee may, on such dates as it shall determine, Grant to such Eligible Employees as it may in its absolute discretion select, Options of the Company on the terms and conditions as it may decide.

c)	The Vesting Period of the Options shall be a minimum of one year from the date of Grant and may be extended up to four years from the date of Grant.

d)	The Compensation Committee may determine and specify, from time to time, the Exercise Price and specify the Exercise Price, if any, in the Letter of Grant to the Option Holder and/or subsequent notification, as the case may be.

e)	The maximum number of Options to be issued per Eligible Employee will be decided by the Compensation Committee, provided that where the number of Options being granted exceed the thresholds specified in the SEBI ESOS Guidelines, prior approval of the shareholders of the Company shall be duly obtained for such Grant.

f)	Prior approval of the shareholders of the Company shall be obtained in case of Grant of Options to Eligible Employees who are employees of subsidiary or holding companies of the Company.

7)	EXERCISE PRICE :

a)	The Exercise Price for an Option shall be the face value of the Shares or any higher price which may be decided by the Compensation Committee considering the prevailing market conditions and the norms as prescribed by SEBI and other relevant regulatory authorities.

b)	The Exercise Price for Options shall be as specified in the Letter of Grant issued to the Option Holder in respect of such Options (as modified or amended, from time to time, by notification to the Option Holder).

8)	EXERCISE OF OPTION

a)	Subject to the provisions of Clause 12 and other relevant terms of this Scheme, an Option shall be deemed to have been Exercised when the Company receives:

(iii)	a written application (in physical or electronic form) for Exercise of Option from the Option Holder, and

(iv)	full payment of the Exercise Price for the Options sought to be Exercised, together with taxes, if any, payable for such Exercise.

b)	Full payment may consist of any consideration and method of payment authorized by the Compensation Committee and permitted by the Letter of Grant and the Scheme (each as amended or modified, from time to time). Shares issued upon Exercise of an Option shall be issued in the name of the Option Holder or, if requested by the Option Holder, in the name of the Option Holder and in the name of the joint applicant.

c)	If no specific the Exercise Period of the Options Vested in him/her shall, subject to the provisions of Clause 12 of this Scheme, be 7 years from the date of Vesting.

d)	The process of allotment of the Shares to the Option Holder who has validly Exercised his/her Vested Options should be completed within three months of completion of valid Exercising of such Options Vested, in accordance with the terms prescribed in the Letter of Grant and this Scheme.

e)	An Option holder can Exercise Options, in whole or in part any time during the Exercise Period of such Options, provided that no Option can be Exercised in fractions.

9)	FAILURE TO EXERCISE OPTION

If any Options that are Vested are not exercised within the applicable Exercise Period, the options will be forfeited by the Company after the last date of the Exercise Period.

10)	TERMS AND CONDITIONS OF THE SHARES:

a)	Lock in period: There shall be a minimum period of one year between the Grant of Options and Vesting of Option.

b)	All Shares allotted on Exercise of Options will rank pari-passu with all other equity shares of the Company for the time being in issue.

c)	Until the Shares are issued (as evidenced by the appropriate entry in the Register of Members of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.

d)	Once Shares are allotted on Exercise of Option, the holder of such Shares shall have all the rights equivalent to those of a common shareholder.

e)	The Shares issued on Exercise of the Options shall be listed on the stock exchanges where the Company is listed subject to the terms and conditions of the listing agreements with the stock exchanges.

f)	In the event of bonus/rights or any other issue of securities, merger, amalgamation, demerger, business transfer, restructuring or other similar corporate actions, the Compensation Committee shall provide for such adjustment, whether by way of grant of additional Options to existing Option Holders or otherwise, which, in its opinion and discretion, provides for a fair and reasonable adjustment to the Option Holders.

g)	In respect of Shares issued pursuant to Exercise of Options, the Option Holder would be eligible to participate in any bonus/rights issue or merger, amalgamation, demerger, business transfer, restructuring or other similar corporate actions, in the capacity as a shareholder of the Company, with all attendant benefits.

11)	NON-TRANSFERABILITY OF OPTIONS

a)	Option granted to an Option Holder shall not be transferable or assignable to any person.

b)	No person other than the Option Holder to whom the Option is granted shall be entitled to Exercise the Option.

c)	The Option granted to the Option Holder shall not be pledged, hypothecated, mortgaged or otherwise alienated in any other manner.

12)	TERMINATION OF RELATIONSHIP AS AN EMPLOYEE

a)	If an Option Holder ceases to be an Employee prior to the Exercise of the Options granted, due to dismissal, resignation or leaving the services or, retirement (other than for reasons provided for under sub-clauses (b), (c) and (d) below) or in the event of the severance of employment due to non-performance, misconduct or otherwise, all the unvested Options held by him, shall lapse from the date of his ceasing to be an Employee, save as otherwise provided for in this Scheme. Further, all Options held by him that have Vested shall be exercised within a period of 15 days from the date of cessation.

b)	If an Option Holder ceases to be an Employee as a result of the disability of the Option Holder, as determined by the Board/Compensation Committee, the Option Holder may exercise his or her option within such period of time as is specified in the Letter of Grant to the extent the Option is Vested on the date of termination (but in no event later than the expiration of the Exercise Period of such Option as set forth in the Letter of Grant).

c)	In case an Option Holder suffers permanent incapacity while in employment, all Options granted to him/her as on the date of such permanent incapacitation, shall stand Vested in him on that day. In the absence of a specified time in the Letter of Grant, in such case, all Options Vested in such Option Holder shall remain Exercisable for 3 months following the date of such permanent incapacity of the Option Holder’s termination pursuant to such permanent incapacity. If, after termination, the Option Holder does not Exercise his or her option within the time specified in this sub-section, the Options shall stand terminated, and the Shares covered by such Option shall revert to the Scheme.

d)	If an Option Holder dies while still an Employee, all the Options granted to him/her until such date shall stand Vested in his/her legal heirs or nominees (as the case may be). The Options so Vested may be Exercised by such legal heirs/nominees within such period of time as is specified in the Letter of Grant (but in no event later than the expiration of the Exercise Period of such Option as set forth in the Letter of Grant). In the absence of a specified Exercise Period in the Letter of Grant, the Option shall remain Exercisable for 3 months following the Option Holder’s death. If such Options are not so Exercised within the time specified in this sub section, the Options shall stand terminated, and the Shares covered by such Option shall revert to the Scheme.

13)  ADMINISTRATION OF THE SCHEME

(a)	The Scheme shall be administered by and be under the superintendence of the Compensation Committee constituted by the Board. The Option Holder shall abide by the policies, decisions and procedures laid down by the Compensation Committee, from time to time.

(b)	Subject to the provisions of this Scheme, and subject to the approval of any relevant authorities and of the shareholders in general meeting as and where required, the Compensation Committee shall inter alia, formulate from time to time, some specific parameters relating to the Scheme including:

a)	the quantum of Options to be granted under the Scheme to a particular Eligible Employee or to a category or group of Employees and in aggregate;

b)	the premium payable per Option for Grant;

c)	Exercise Price;

d)	the Employees to whom Options may from time to time be granted hereunder;

e)	the Vesting Period and the Exercise Period;

f)	the conditions under which Options Vested in Option Holders may lapse in case of termination of employment for misconduct (apart from what has been stated elsewhere herein);

g)	the specified time period within which the Option Holder shall exercise the Vested Options in the event of termination or resignation of such Option Holder;

h)	the right of an Option Holder to Exercise all the Options Vested in him/her at one time or at various points of time within the Exercise Period;

i)	to prescribe, amend and rescind rules and regulations or terms relating to the Scheme;

j)	to construe and interpret the terms of the Scheme and Options granted pursuant to the Scheme, as well as terms of any Letter of Grant;

k)	the procedure for making a fair and reasonable adjustment to the number of Options and to the Exercise Price in case of corporate actions such as rights issues, bonus issues, merger, demerger, amalgamation, sale of division, business transfer and others. In this regard following shall be taken into consideration by the Compensation Committee -

(i)	the number and the Exercise Price of Options shall be adjusted in a manner such that total value of the Options remains the same after the corporate action;

(ii)	for this purpose, global best practices in this area including the procedures followed by the derivative markets in India and abroad shall be considered;

(iii)	the Vesting Period and the life of the Options shall be left unaltered as far as possible to protect the rights of the Option Holders;

The matters as specified in the preceding clause may be specified in the Letter of Grant or may be intimated to the Option Holder from time to time.

All decisions, determinations and interpretations of the Compensation Committee shall be at the sole discretion of the Committee and shall be final and binding on all Employees and Option Holders.

c)	The Compensation Committee shall frame suitable policies and systems to ensure that there is no violation of :-

(i)	Securities and Exchange Board of India (Insider Trading) Regulations, 1992;

(ii)	SEBI ESOS Guidelines; and

(iii)	Securities and Exchange Board of India (Prohibition of Fraudulent and Unfair Trading Practice relating to the Securities Market) Regulations, 1995

(iv)	The guidelines issued under the Income-tax Act, 1961, for grant of ESOPs so as to be eligible for exemption thereunder.

d)	The Scheme shall be effective on receipt of the approval from the shareholders in the Shareholders’ Meeting.

14)	AMENDMENT AND TERMINATION OF THE SCHEME

a)	The Compensation Committee may at any time amend, alter, suspend or terminate the Scheme, to the extent, subject to and after compliance with the requirements of Applicable Laws, provided that the Company shall not vary the terms of the Scheme in any manner which may be detrimental to the interests of the Option Holders.

b)	The Company may by a special resolution in a general meeting vary the terms of the Scheme offered pursuant to an earlier resolution of a general body but not yet exercised by the Option Holders provided such variation is not prejudicial to the interests of the Option Holders.

c)	Termination of the Scheme shall not affect the Compensation Committee’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Scheme prior to the date of such termination

d)	Any change, amendment, etc. under this clause shall be subject to obtaining of approvals from concerned authorities and so long as otherwise such change, etc. is in accordance with the statutory provisions, guidelines, etc.

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15)	GENERAL

a.	This Scheme, in terms of having binding effect, is a private contract between the Company and the Employee specified in the Letter of Grant of which this document is an integral part. It does not create any right or benefit for persons other than between the Company and the specific Employee who has been issued a Letter of Grant of which this document forms a part. The parties hereto recognize that the Company may provide for different terms, to the extent permissible under Applicable Law, for different Eligible Employees especially employees on long leave as may be decided by the Compensation Committee.

b.	The Company shall be entitled to file this Scheme with such authorities and persons as it may be required under law to file or where it deems fit.

c.	This Scheme shall not form part of any contract of employment between the Company and the Employee/Option Holder. The rights and obligations of any individual under the terms of his office or employment shall not be affected by his participation in this Scheme or any right which he may have to participate in and nothing in this Scheme shall be construed as affording such an individual any additional rights as to compensation or damages in consequence of the termination of such office or employment for any reason.

d.	This Scheme shall be subject to all Applicable Laws, rules, and regulations and to such approvals by any governmental agencies as may be required. The Grant of Options under this Scheme shall entitle the Company to require the Option Holders to comply with such requirements of law as may be necessary in the opinion of the Company.

e.	Participation in this Scheme shall not be construed as any assurance of any form whatsoever including any guarantee of return on the equity investment. Any risks associated with the investment are that of the Option Holder alone.

f.	All costs and expenses with respect to the adoption of the Scheme and in connection with the registration of Shares shall be borne by the Company; provided, however, that except as otherwise specifically provided in the Scheme or in any agreement between the Company and an Option holder, the Company shall not be obliged to pay any costs or expenses (including legal fees) incurred by any Option Holder in connection with any Option held by such Option Holder or transfer or other dealing with Shares held by an Option Holder pursuant to Exercise of Options.

g)	In the event of any tax liability, present or future, arising on account of the grant of the Options / conversion into shares / transfer of shares to the employee , the liability shall be that of the employee alone and the Company shall be indemnified to the extent of income tax, if any levied at any point of time. The Company shall have the right to deduct tax at source or demand and recover tax from the employee of such an amount as may be advised to it by the tax advisors at the time of grant or exercise of the Options.

g.	The Scheme shall continue to operate so long as there are un-issued or unexercised Options and thereafter shall continue to operate till the Compensation Committee decides to terminate the Scheme. The Scheme shall operate independently and parallel to any Scheme that may be presently existing. The Company may introduce new scheme or schemes that may have features, terms and conditions that are different from the Scheme.

h.	The Employee shall enter into such agreement, as the Company or its representative may desire from time to time to more fully and effectively implement this Scheme.

16.	INTERPRETATION OF THE SCHEME AND OTHER ASPECTS

a)	In case of any doubts or disputes as to the meaning or interpretation of any clause or word of the Scheme or Letter of Grant to an Option Holder (including any amendments of modification thereto), the matter shall be referred for final determination to an arbitrator nominated by the Compensation Committee and the decision of such arbitrator shall be final and binding on the Company and the Option Holder. The Scheme and the Letter of Grant shall be subject to the laws of India and shall be subject to the jurisdiction of the Courts at Mumbai.

b)	If any clause, clauses or part thereof is found to be invalid or void on any account, the remaining of the clause or clauses shall continue to have full force any effect as if such clause, clauses or part thereof were not contained in the Scheme.

17. CONFIDENTIALITY

a)	The Employee who holds any Options/ Shares under the Scheme shall not divulge the details or terms of the Scheme, any Letter of Grant and his/her holding to any person except any disclosure as may be required as per Applicable Laws.

18. STATUTORY DISCLOSURES:

Kindly go through the Disclosure Document annexed to this Scheme and which is deemed to be a part of the Scheme.

19. Disclosure and Accounting Policies

The Company shall comply with disclosure and the accounting policies specified in the SEBI ESOS Guidelines and/or such other guidelines as may be applicable from time to time.

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